UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03	Creation of Financial Obligation.

On September 28, 2017, the Company completed a draw on its Second Tranche Term B loan (the “Term Loan B Commitment”), in the amount of $12,500,000.00, in accordance with the terms of its and Loan and Security Agreement with each of Oxford Finance LLC, a Delaware limited liability company, and Silicon Valley Bank, a California corporation (collectively, the “Lenders”), dated as of March 18, 2016, as amended (the “Loan Agreement”). As a condition to the Lenders’ funding the of the Term Loan B Commitment under the Loan Agreement, concurrently with the funding under the Term Loan B Commitment on September 28, 2017, the Company issued to Oxford Finance LLC a warrant to purchase 22,844 shares of Nuvectra common stock at an exercise price of $ 12.31 per share, which warrant is exercisable until September 28, 2027 (the “Oxford Warrant”). Under the terms of the warrant previously issued to Silicon Valley Bank on March 18, 2016 (the “Silicon Valley Warrant”), Silicon Valley Bank received an automatic adjustment upon the completion of the funding of the Term B Loan Commitment. Upon the funding of the Term Loan B Commitment, the Silicon Valley Warrant was automatically adjusted so that (i) the number of shares subject to the Silicon Valley Warrant was increased by an amount equal to the Term Loan made by such Lender multiplied by 4.50% and divided by the average of the closing price of a share of Nuvectra common stock for the 10 consecutive trading days ending immediately prior to the funding date of the Term Loan B Commitment, and (ii) the exercise price of such increased shares will be equal to the average of the closing price of a share of Nuvectra common stock for the 10 consecutive trading days ending immediately prior to the funding date of the Term Loan B Commitment.

The foregoing description of the Oxford Warrant is not complete and is qualified in its entirety by reference to the full text of the Oxford Warrant, which is filed as Exhibit 4.1 to this Current Report, and is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Oxford Warrant and the Silicon Valley Warrant included in Item 2.03 above is incorporated by reference into this Item 3.02. The Company relied on exemptions from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 thereunder, for the issuance of the Oxford Warrant and the Silicon Valley Warrant to the Lenders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Warrant to Purchase Common Stock, dated September 28, 2017, issued to Oxford Finance LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 3, 2017	NUVECTRA CORPORATION

By: /s/ Walter Z. Berger
Name: Walter Z. Berger
Title: Chief Operating Officer and Chief Financial Officer